UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐     Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RESPONSE GENETICS, INC.
(Name of the Registrant as Specified In Its Charter)

TOM R. DEMEESTER
RAJ MAHESHWARI
ROBERT J. MAJTELES
MICHAEL J. TILLMAN
RICHARD VAN DEN BROEK
DAVID M. WURZER
DAVID B. SABLE
AUSTIN W. MARXE
AWM INVESTMENT COMPANY
L.S. ADVISERS, LLC
MGP ADVISERS LIMITED PARTNERSHIP
SPECIAL SITUATIONS CAYMAN FUND, L.P.
SPECIAL SITUATIONS FUND III QP, L.P.
SPECIAL SITUATIONS LIFE SCIENCES FUND, L.P.
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 8, 2010, Special Situations Fund issued a press release announcing that Glass Lewis & Co. recommended that stockholders of Response Genetics, Inc. withhold support for three of Response’s nominees for election to its Board of Directors at the 2010 Annual Meeting of Stockholders.  The full text of the press release is provided below.

*        *        *

GLASS LEWIS RECOMMENDS RESPONSE GENETICS STOCKHOLDERS WITHHOLD
SUPPORT FOR THREE MANAGEMENT NOMINEES IN PROXY CONTEST

NEW YORK, NY—(Marketwire - 09/08/10) — Special Situations Fund (“SSF”) today announced that Glass Lewis & Co. (“GL”), a leading independent proxy advisory firm, has recommended that stockholders of Response Genetics, Inc. (“Response”) (NASDAQ: RGDX) withhold support for Gary Nusbaum, Michael Serruya and David Smith, three of Response’s nominees for election to its Board of Directors, at the 2010 Annual Meeting of Stockholders, to be held on September 21, 2010.

As GL stated in its analysis, “[i]n our opinion, there appear to be substantial concerns regarding the Company’s long-term performance as well as certain governance matters.”

GL further advised that “[i]n our opinion, the Company could benefit from a fresh perspective on the board of directors.  The Company has long underperformed its peers even when considering the recent share price performance gains.  We note that many of the incumbent directors presided over this period of poor management and the board’s recent appointments appear to be a knee-jerk response to [SSF’s] contest.”

SSF is pleased that GL, as an independent proxy advisory firm, recognized many of the same issues about the Response Board of Directors that SSF identified.

Response stockholders are requested to complete and return the WHITE proxy card in support of all of SSF’s nominees.  If stockholders have any questions regarding their proxy or need assistance with voting their shares, please contact:

The Altman Group, Inc.

1200 Wall Street West, 3rd Floor
Lyndhurst, NJ  07071

(877) 297-1745

OR

(201) 806-7300

ADDITIONAL INFORMATION

SSF filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on August 16, 2010.  In addition, we may file additional other solicitation materials regarding this proxy solicitation.  RESPONSE GENETIC’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND AT OUR SITE AT RGDX_ALT_SLATE.INVESTORROOM.COM.

SSF PARTICIPANT INFORMATION

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF SHAREHOLDERS AND THEIR INTERESTS ARE SET FORTH IN THE DEFINITIVE PROXY STATEMENT THAT WAS FILED BY SSF WITH THE SEC.